UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction	(Commission File Number)	(IRS Employer

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into on December 18, 2008 between eMagin Corporation (the “Company”) and  an accredited investor (the “Investor”), on December 22, 2008 (the “Closing”), the Company sold the Investor for an aggregate purchase price of $4,033,000 an aggregate of 4,033 shares of its Series B Convertible Preferred Stock (the “Preferred Stock”), which have a stated value of $1,000 per share, a conversion price of $.75 per share and have the rights and preferences set forth in the Certificate of Designations of Series B Convertible Preferred Stock filed with the Secretary of State for the State of Delaware on December 19, 2008 (the “Certificate of Designations”), and warrants to purchase 1,875,467 shares of common stock at $1.03 per share (the “Warrants”),.  The Warrants terminate on December 22, 2013.

Pursuant to the terms of the Securities Purchase Agreement, the Company used the proceeds from the sale of the Preferred Stock to exclusively to repay $4,033,000 of its Amended and Restated 8% Senior Secured Convertible Notes Due 2008 (the “Notes”) which matured on December 22, 2008.

Pursuant to the Securities Purchase Agreement, the members of the Company’s board of directors, and certain executive officers executed lockup agreements pursuant to which, subject to the terms of the lockup agreement, they are restricted from selling the stock of the Company that they beneficially own for 180 days from the Closing.

On December 22, 2008, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with three holders (“Holders”) of its outstanding Notes.  Pursuant to the Exchange Agreement, on December 22, 2008, the Holders exchanged $1,700,000 of their outstanding Notes and unpaid interest thereon and received 1,706 shares of the Preferred Stock (the amount of the outstanding principal and interest due on the Notes exchanged divided by $1,000).

Pursuant to the Securities Purchase Agreement, the Company filed the Certificate of Designations with the State of Delaware on December 19, 2008.  The Certificate of Designations designates 10,000 shares of the Company’s preferred stock as Series B Convertible Preferred Stock.  The Preferred Stock has a stated value of $1,000 and has a conversion price of $.75 per share.  The Preferred Stock does not pay interest.  The holders of the Preferred Stock are not entitled to receive dividends unless the Company’s Board of Directors declared a dividend for holders of the Company’s common stock and then the dividend shall be equal to the amount that such holder would have been entitled to receive if the holder converted its Preferred Stock into shares of the Company’s common stock.  Each share of Preferred Stock has voting rights equal to (i) the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock at such time (determined without regard to the shares of Common Stock so issuable upon such conversion in respect of accrued and unpaid dividends on such share of Preferred Stock) when the Preferred Stock votes together with the Company’s Common Stock or any other class or series of stock of the Company and (ii) one vote per share of Preferred Stock when such vote is not covered by the immediately preceding clause.  The Company may at its option redeem the Preferred Stock by providing the required notice to the holders of the Preferred Stock and paying an amount equal to $1,000 multiplied by the number of shares for all of such holder’s shares of outstanding Preferred Stock to be redeemed.

The Company entered into a Registration Rights Agreement with the Investor to register the resale of the shares of the Company’s common stock issuable upon conversion of the Preferred Stock sold in the offering and the shares of common stock issuable upon exercise of the warrants.  Subject to the terms of the Registration Rights Agreement, the Company is required to file a registration statement (the “Registration Statement”) on Form S-1 with the Securities and Exchange Commission (the “SEC”) within 30 days following the date that the Company is permitted to file a registration statement by (i) the rules and regulations of the Securities and Exchange Commission and (ii) the agreements set forth on Schedule B to the Registration Rights Agreement, which as of December 18, 2008 prohibit the Company from filing the initial Registration Statement until certain other registration statements are filed. After filing the Registration Statement, the Company is to cause such Registration Statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, but in no event later than 90 days after the filing date (or no later than 120 days after the filing date in the event of SEC “full review” of the Registration Statement). The holders of Notes that exchanged their Notes pursuant to the Exchange Agreement received the same registration rights as the Investor.

Pursuant to the Securities Purchase Agreement, the Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement, Certificate of Designations, Warrant and Exchange Agreement do not purport to be complete and is qualified in its entirety by reference to the respective agreements which are attached as exhibits to this Current Report and is incorporated into this Item by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
4.1	Form of Common Stock Purchase Warrant of the Company.

4.2	Certificate of Designations of Series B Convertible Preferred Stock

99.1	Securities Purchase Agreement dated December 18, 2008, by and among the Company and the investor named on Schedule A thereto.

99.2	Registration Rights Agreement dated December 18, 2008, by and among the Company and the investor named on Schedule A thereto.

99.3	Exchange Agreement between the Company and the parties named on Schedule A thereto dated December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: December 22, 2008	By:	/s/ Paul Campbell
Paul Campbell
Interim Chief Financial Officer